Exhibit 10

FORM OF COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of August 14, 2007, by and among Isolagen, Inc., a Delaware corporation, with headquarters located at 405 Eagleview Blvd., Exton, PA 19341 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer desire to enter into this transaction to purchase the Purchased Shares (as defined below) set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has at least $            in unallocated securities registered thereunder (Registration Number 333-142959) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be                 shares of Common Stock and shall collectively be referred to herein interchangeably as the “Purchased Shares” or the “Securities”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

                1.             PURCHASE AND SALE OF SECURITIES.

(a) Purchase of Securities.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) (i) the number of Purchased Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”). The Closing shall occur on the Closing Date at the offices of the Company or such other mutually agreeable location.

(b) Purchase Price. The purchase price for each Purchased Share to be purchased by each Buyer at the Closing shall be $2.04 (the “Purchase Price”).

(c) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 11:00 a.m., New York City Time on August 17, 2007, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later time or date as is mutually agreed to by the Company and each Buyer). As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Purchased Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall cause American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Purchased Shares that such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers to such Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system.

2.             REPRESENTATIONS AND WARRANTIES OF EACH BUYER.

Each Buyer represents and warrants with respect to only itself that:

(a)  The Buyer is purchasing the Securities for its own account, in the ordinary course of its business and the Buyer has no arrangement with any Person to participate in the distribution of the Securities.  The Buyer represents that it has received the Prospectus prior to or in connection with its receipt of this Agreement.  In connection with its decision to purchase the Securities, the Investor has relied only upon the Prospectus and the documents incorporated by reference therein, and the representations and warranties of the Company contained herein.

(b)  The Buyer, together with its affiliates (as that term is defined under Rule 405 of the Act), has not, prior to the date of this Agreement, sold, offered to sell, solicited offers to buy, disposed of, loaned, pledged or granted any right with respect to (collectively, a “Disposition”), the Securities purchased in the offering.  Such prohibited sales or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities purchased in the offering made by the Prospectus.

(c)  The Buyer shall not issue any press release or make any other public announcement relating to this Agreement unless the Buyer is advised by its counsel that such press release or public announcement is required by law.  The Buyer will timely make all required filings and disclosures relating to the Buyer’s purchase of the Securities as may be required under the Exchange Act, if any.

(d)  The Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Buyer.  This Agreement has been duly executed by the Buyer and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(e)  The Buyer understands that nothing in this Agreement or any other materials presented to the Buyer in connection with the purchase or sale of the Securities constitutes legal, tax or investment advice.  The Buyer has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Securities.

(f)  The Buyer hereby acknowledges that it is acting independently from any other investor in connection with the offering, and that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the Exchange Act) with any other investor in connection with the offering.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the following representations and warranties to each Buyer:

(a) Organization and Qualification. Each of the Company and each of its wholly owned U.S. subsidiaries as identified in the SEC Reports (as defined below, each a “Subsidiary”) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its shareholders in connection herewith and therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations of whichever of the New York Stock Exchange, Inc., the American Stock Exchange or the Nasdaq National Market (the “Principal Market”) that the Common Stock is listed or quoted for trading on the date in question (any of the foregoing, a “Trading Market”), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (collectively, “Consents”) with, any Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), (ii) the application(s) to the Principal Market for the listing of the Purchased Shares for trading thereon, if and as required, and (iv) all filings required pursuant to Section 4(c) hereof.

(e) Issuance of the Securities. The Purchased Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. The issuance by the Company of the Purchased Shares has been registered under the 1933 Act and all of the Purchased Shares are freely transferable and tradable by the Buyers without restriction. The Purchased Shares are being issued pursuant to the Registration Statement. The Registration Statement is effective and available for the issuance of the Purchased Shares thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Purchased Shares hereunder. Upon receipt of the Purchased Shares, the Buyers will have good and marketable title to such Purchased Shares.

(f) Capitalization. The Company has an authorized and outstanding capitalization as set forth in the SEC Reports as of the dates specified therein.

(g) SEC Reports. The Company has filed all reports required to be filed by it under the 934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of such Registration Statement or any such prospectus, including the Prospectus and the Prospectus Supplement, contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Disclosure. Except for information relating to the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that the Company believes constitutes material, non-public information. Furthermore, the Company shall issue a press release announcing the transaction within 24 hours (including any material non-public information relating thereto which has been provided by the Company or any Person acting on its behalf to any of the Buyers or their agents or counsel) of the Agreement’s execution by all parties hereto. The Company understands and confirms that the Buyers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.             COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Prospectus Supplement. On or before the Closing, the Company shall have delivered the Prospectus Supplement with respect to the Purchased Shares as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder.

(c) Listing. The Company shall prior to the Closing Date secure the listing of all of the Purchased Shares upon the American Stock Exchange to the extent required, and shall maintain such listing of all shares of Common Stock from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

5.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Purchased Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed this Agreement and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price for the Purchased Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

6.             CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed and delivered to such Buyer each of the Transaction Documents.

(ii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii) The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(iv) The Registration Statement shall be effective and available for the issuance and sale of the Purchased Shares hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(v) The Company shall have executed this Agreement with other Buyers such that the Company has a binding obligation to sell, and the Buyers collectively have a binding obligation to purchase, at least 6,767,647 Securities hereunder.

7. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on the Closing Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8. MISCELLANEOUS.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Pennsylvania.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Purchased Shares, or, if prior to the Closing Date, those Buyers listed on the Schedule of Buyers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Isolagen, Inc.
405 Eagleview Blvd.
Exton, PA 19341
Facsimile No.: (484) 713-6001
Telephone No.: (484) 713-6000
Attn.: Chief Executive Officer

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Common Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ISOLAGEN, INC.

By:

Name:	Nicholas L. Teti
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[NAME OF INVESTOR]

By:

Name:
Title: